Exhibit 99.1

s4

Press Release

FOR IMMEDIATE RELEASE	CTO realty growth completes $5 million share repurchase program and board approves new $10 million authorization

WINTER PARK, FL, September 24, 2025 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”) today announced the approval by its Board of Directors of a new $10 million common stock repurchase program. Additionally, the Company concluded its previous $5 million common stock repurchase program under which approximately $4.3 million of the Company’s common stock was repurchased over the past 60 days.

The new stock repurchase plan authorizes CTO to purchase up to $10 million of its common stock in open market transactions, including through block purchases, through privately negotiated transactions or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, subject to market conditions and other factors. The new program does not obligate the Company to repurchase any specific dollar amount or number of shares and may be modified, suspended, or terminated at any time.

About CTO Realty Growth, Inc.

CTO Realty Growth, Inc. owns and operates high-quality, open-air shopping centers located in the higher growth Southeast and Southwest markets of the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE).

We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com.

Safe Harbor

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words. Statements, among others, relating to the amount, timing or nature of the Company’s repurchases of common stock are forward-looking statements.

Although forward-looking statements are made based upon management’s present expectations and beliefs concerning future developments and their potential effect on the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, distress in the banking sector, global supply chain disruptions, and ongoing geopolitical war; credit risk associated with the Company investing in structured investments; the impact of epidemics or pandemics on the Company’s business and the businesses of its tenants or borrowers and the impact of such epidemics or pandemics on the U.S. economy and market conditions generally; the inability of major tenants or borrowers to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their businesses; the loss or failure or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Contact:

Investor Relations

ir@ctoreit.com